UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2008

MDWERKS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-118155	33-1095411
(Commission File Number)	(IRS Employer Identification Number)

Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442

(Address of Principal Executive Offices)

(954) 389-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On April 24, 2008, the Board of Directors of MDwerks, Inc. (the “Company”) approved a new Employment Agreement effective January 1, 2008 and expiring on December 31, 2010 (“Employment Agreement”) for Stephen M. Weiss, Chief Operating Officer of the Company. Under the terms of the Employment Agreement the annual base salary will be One Hundred and Eighty Five Thousand Dollars ($185,000) for the calendar year 2008 and, subject to performance acceptable to the Compensation Committee; Two Hundred Thousand Dollars ($200,000) for calendar year 2009; and Two Hundred and Fifteen Thousand Dollars ($215,000) for the calendar year 2010. There were other modifications made for reimbursement of business expenses. On April 29, 2008, Mr. Weiss and the Company executed the Employment Agreement document.

The foregoing discussion of Mr. Weiss’ Employment Agreement is qualified by reference to the form of Executive Level Employment Agreement between MDwerks, Inc. and Stephen M. Weiss attached as Exhibit 10.1, which is incorporated herein.

(d) On April 24, 2008, Mr. Shad Stastney and Mr. Chris Phillips were elected to the Board of Directors of the Company. Mr. Stastney is the Chief Operating Officer and Head of Research for Vicis Capital LLC, a company he jointly founded in 2004. Mr. Phillips joined Vicis Capital LLC in January 2008 as Managing Director and previously had been President and CEO of Apogee Financial Investments, Inc., a merchant bank, since August 2004. Messrs. Stastney and Phillips will not be compensated for their services but will be reimbursed for reasonable expenses incurred by them in attending board meetings.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Form of Executive Level Employment Agreement between MDwerks, Inc. and Stephen M. Weiss

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MDWERKS, INC.

Date: April 29, 2008	By:	/s/ Howard B. Katz
Howard B. Katz
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Executive Level Employment Agreement between MDwerks, Inc. and Stephen M. Weiss